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                                                                     Exhibit T3A

                                     FORM OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SOUTHWEST ROYALTIES, INC.

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned Corporation hereby adopts the following Amended and Restated Certificate of Incorporation.

         FIRST:  The name of the Corporation is

                            SOUTHWEST ROYALTIES, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Amended and Restated Certificate of Incorporation was approved by the Board of Directors of the Corporation on _________, 2002, and by written consent of the sole stockholder of the Corporation, dated ________, 2002.

         FIFTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 16,100,000 shares, of which (a) 10,000,000 shares shall be designated as common stock, $.01 par value per share ("Common Stock"), (b) 900,000 shares shall be designated as Class A common stock, $.01 par value per share ("Class A Common Stock"), (c) 200,000 shares shall be designated as special stock, $.01 par value per share ("Special Stock"), and (d) 5,000,000 shares shall be designated preferred stock, $1.00 par value per share ("Preferred Stock").

         The manner in which the shares of common stock, $.10 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the filing (the "Filing") of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware shall be exchanged for the shares of Common Stock and Special Stock provided for in this Amended and Restated Certificate of Incorporation is as follows: All shares of Old Common Stock shall immediately after the Filing represent in the aggregate 100,000 shares of Common Stock and 200,000 shares of Special Stock and upon surrender of such certificate(s) representing such shares of issued and outstanding Old Common Stock to the Corporation, the Corporation shall issue to each holder of record a new certificate or certificates representing the appropriate number of shares of Common Stock and Special Stock.

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         (a)      The express terms and provisions of the Class A Common Stock are as follows:

                  (1) Subject to the provisions of this ARTICLE FIFTH, each holder of shares of Class A Common Stock shall have one (1) vote for each share of such Class A Common Stock held by it and shall vote with the Common Stock with respect to all matters submitted to the stockholders for a vote; provided, however, in accordance with the terms of ARTICLE NINTH, holders of the Class A Common Stock shall be entitled to elect four of the seven members of the Corporation's Board of Directors but shall not be entitled to elect any other members to the board and shall not vote with the Common Stock with respect to the election of any of the three directors to be elected by the holders of the Common Stock and Special Stock; and provided, further, that in the event that the Special Stock of the Corporation is cancelled in accordance with this ARTICLE FIFTH, subsection (b)(3), then the holders of the Class A Common Stock shall be entitled to elect a fifth member to the Board of Directors, which director may be elected or appointed in accordance with the provisions of Article NINTH.

                  (2) The shares of Class A Common Stock shall automatically convert into shares of Common Stock on the basis of one share of Common Stock for each share of Class A Common Stock issued and outstanding (a) immediately prior to (i) the closing of a firm commitment underwritten initial public offering by the Corporation of the Corporation's Common Stock resulting in the receipt by the Corporation of at least $10 million in net proceeds, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or (ii) any other transaction pursuant to which the Corporation's Common Stock becomes listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system or (b) immediately after H.H. Wommack, III (i) no longer directly or indirectly has beneficial ownership of 50% or more of the outstanding shares of the Corporation's Common Stock and (ii) resigns, is removed or otherwise no longer serves as an executive officer of the Corporation (a "Wommack Control Event").

                  (3) Except as otherwise set forth herein, the rights, including voting rights, preferences and limitations of the shares of Class A Common Stock shall be identical to shares of Common Stock.

         (b) The express terms and provisions of the shares classified and designated as Special Stock are as follows:

                  (1) Each holder of shares of Special Stock shall be entitled to one (1) vote per share of such Special Stock held by it and shall vote with the holders of the Common Stock with respect to all matters upon which the holders of Common Stock of the Corporation are entitled or permitted to vote;

                  (2) If prior to or on October 3, 2003 the Corporation repurchases for cash all of its 10 1/2% senior secured notes due 2004 (the "New Notes"), shares of Special Stock then issued and outstanding shall automatically be converted into shares of Common Stock of the Corporation as of the closing of such repurchase on a basis of one share of Common Stock per each share of Special Stock issued and outstanding;

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              (3) In the event that prior to or on October 3, 2002 the
         Corporation either (i) fails to repurchase in full the New Notes or
         (ii) becomes subject to voluntary or involuntary bankruptcy, then, as of the earlier of such date or the date of filing of the voluntary or involuntary bankruptcy petition, the shares of Special Stock shall be deemed cancelled and shall be null and void and of no further effect.

         (c) The holders of shares of Special Stock and Class A Common Stock shall receive dividends, when and as declared by the Board of Directors, out of funds available for the payment of dividends, on a pro rata basis with the holders of shares of Common Stock.

         (d) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation shall be divided on a pro rata basis among the holders of Class A Common Stock and the Common Stock issued and outstanding as of such date, and the Special Stock shall not be entitled to any such distribution.

         (e) The Corporation may not split, divide or combine shares of Common Stock, Class A Common Stock or Special Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of the other classes of stock in the same proportion and manner.

         SIXTH: Subject to the limitations and in the manner provided by law, shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized to establish and designate series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include without limitation the authority to determine the following:

              (a) The designation of such series;

              (b) The number of shares initially constituting such series;

              (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

              (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Corporation) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of Preferred Stock ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full;


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                  (e) Whether or not the shares of such series shall be
         redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) The amount payable on the shares of such series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

                  (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                  (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

                  (j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be affected solely by the Corporation or the holder; and

                  (k) Any other relative rights, preferences and limitations.

         SEVENTH:  Election of directors need not be by written ballot.

         EIGHTH: Unless otherwise prohibited by law, in the event the Corporation has available funds to repurchase all of the New Notes for cash at par (the "Repurchase") from its Senior Credit Facility with Union Bank of California (the "Senior Credit Facility") and a new subordinated credit facility with a maturity date of June 30, 2005 or later (the "Subordinated Credit Facility") and the weighted average interest cost of the borrowed funds under the Senior Credit Facility and the Subordinated Credit Facility is 12% or less, then the Corporation must effect the Repurchase; provided, however, that the Board of Directors may by unanimous vote direct that the Corporation not effect the Repurchase, and, provided further, that the Corporation shall not effect the Repurchase if such Repurchase would cause the Corporation to become insolvent. Any repeal or modification to this ARTICLE EIGHTH shall require the vote of the holders of at least 66 2/3% of the outstanding shares of the Corporation's Common Stock and Class A Common Stock, voting as separate classes.

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         NINTH: (a)   Subject to and in accordance with ARTICLE FIFTH, the Board of Directors shall consist of seven members. The initial members of the Board of Directors shall be __________, _______________, _______________ and
_____________ [initial directors representing the Class A Common Shares will be inserted prior to the Closing of the Exchange] (who, along with their successors, are hereinafter designated as the "Class A Directors"), and H.H. Wommack, III, H. Allen Corey and Paul L. Morris (who, along with their successors, are hereinafter designated as the "Common Directors"). Class A Directors shall thereafter be elected by the holders of the Class A Common Stock and Common Directors shall thereafter be elected by the holders of the Common Stock and the Special Stock as set forth in the remainder of this ARTICLE NINTH; provided, however, that in the event that the shares of Class A Common Stock are converted into Common Stock, directors shall be elected or appointed in accordance with the provisions of this ARTICLE NINTH without regard to such designations.

         (b) In the event the Special Stock is cancelled pursuant to ARTICLE FIFTH (b)(3) and the holders of the Class A Common Stock become entitled to elect a fifth Class A Director in accordance with ARTICLE FIFTH (a)(1), then the number of members of the Board of Directors shall be increased to eight (8) and either the Class A Directors then serving may appoint or the holders of the Class A Common Stock may elect such fifth director as a Class A Director.

         (c) Any vacancy occurring in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Class A Director shall be filled by the remaining Class A Directors, and any vacancy occurring in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Common Director shall be filled by the remaining Common Directors. Each director elected to fill a vacancy shall serve until the expiration of the term of his predecessor or, if there is no predecessor, until the next succeeding annual meeting

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and thereafter until his successor shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise.

         (d) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation, any director of the Corporation may be removed at any time, but only by the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation that were entitled to elect such director, cast at a meeting of the stockholders called for that purpose; provided, however, that within 120 days after the occurrence of a Wommack Control Event, any director or the entire Board of Directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of outstanding capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class), cast at a meeting called for that purpose by the Board of Directors.

         TENTH: In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, or repeal bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent. The stockholders of the Corporation may not adopt, amend or repeal any bylaw unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the outstanding shares of capital stock of the Corporation, voting as a single class.

         ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TWELFTH: The Corporation shall indemnify, to the fullest extent now or hereafter permitted by Delaware law, each officer, director or controlling person of the Corporation (any of the foregoing, an "indemnified person"), who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (any of the foregoing, a "proceeding"), by reason of the fact that the indemnified person, or a person of whom such indemnified person is the legal representative, is or was an officer, director or controlling person of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee,

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employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expense, liability or loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnified person in connection therewith, and such indemnification shall continue as to an officer, director, employee, agent or controlling person of the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

         Expenses, including attorneys' fees incurred by an officer, director or controlling person of the Corporation, in defending any proceeding referred to in Article TWELFTH shall be paid by the Corporation, in advance of the final disposition of such proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification, upon the receipt of an undertaking by or on behalf of such indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH.

         This indemnification and advancement of expense provided under this Article TWELFTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, this Amended and Restated Certificate of Incorporation, any agreement, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

         This Article TWELFTH shall be interpreted to allow indemnification, at the discretion of the Board of Directors, of employees and agents to the fullest extent allowable under Delaware law, as amended from time to time.

         The Corporation may maintain insurance, at its expense, to protect itself and each officer, director, employee, agent or controlling person of the Corporation, or any person serving at the request of the Corporation as the director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

         Neither the amendment nor repeal of this Article TWELFTH, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this Article TWELFTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Any amendment to this Article TWELFTH shall be valid only if approved by the unanimous vote of all of the members of the Board of Directors and by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter by stockholders.

         THIRTEENTH: This Amended and Restated Certificate of Incorporation may only be amended by the affirmative vote of the holders of at least two-thirds of the issued and




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outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class.

         FOURTEENTH: This Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of Delaware.

         Southwest Royalties, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed this _______ day of _____________, 2002.



                                           _____________________________________
                                           H. H. Wommack, III
                                           President and Chief Executive Officer

Attest:


_____________________________________
H. Allen Corey, Secretary

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